Contact:

Hank Hoffman, Chairman

or

Matt McKenzie, Chief Financial Officer

SiriCOMM, Inc.

4710 E. 32nd Street

Joplin, MO 64804

Phone: 417-626-9971

Web: http://www.siricomm.com

Email: info@siricomm.com

Allyson Pooley

Integrated Corporate Relations

Phone: 310-954-1100

Email: apooley@icrinc.com

SIRICOMM ANNOUNCES RESIGNATION OF PRESIDENT/CEO

Joplin, MO. – February 2, 2007— SiriCOMM, Inc., (OTC BB: SIRC) today announced that the board of directors has accepted Mr. William Graham’s resignation as CEO, President and board member. The Company greatly appreciates Mr. Graham’s commitment, hard work, and accomplishments during his tenure as CEO. The Company will immediately commence a search for his replacement.

About SiriCOMM

SiriCOMM is an application service provider specializing in wireless Internet connectivity and productivity applications tailored to the transportation industry. By providing both network access and a robust application host platform, SiriCOMM delivers a responsive and convenient way for all industry stakeholders to utilize and leverage information. The company uses Wi-Fi and radio-frequency technologies to create hot spots at locations convenient to highway travel. More information including network locations is available at http://www.siricomm.com